Form 8-K/A

Exhibit 99.02

SiBEAM, Inc.

Consolidated Financial Statements

Years Ended December 31, 2010 and 2009

Report of Independent Auditors

The Board of Directors and Stockholders
SiBEAM, Inc.

We have audited the accompanying consolidated balance sheets of SiBEAM, Inc. (the Company) as of December 31, 2010 and 2009, and the related consolidated statements of operations, convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SiBEAM, Inc. at December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1 to the financial statements, SiBEAM’s recurring losses from operations and stockholders’ deficit raise substantial doubt about its ability to continue as a going concern. The December 31, 2010 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ernst & Young LLP
San Jose, California
April 28, 2011

SiBEAM, Inc.

Consolidated Balance Sheets
(In Thousands, Except Share and per Share Amounts)

	December 31
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$864	$22,926
Marketable securities	4,605	7,399
Accounts receivable	395	248
Inventories, net	1,222	230
Prepaid expenses	171	227
Other current assets	5	59
Total current assets	7,262	31,089

Property and equipment, net	360	794
Restricted cash	–	145
Other assets	72	28
Total assets	$7,694	$32,056

Liabilities, convertible preferred stock and stockholders' deficit
Current liabilities:
Accounts payable	$464	$824
Accrued liabilities	1,712	1,739
Accrued compensation	786	956
Payable to a related party	–	145
Line of credit	–	1,451
Deferred margin on sales to distributors	55	515
Deferred license revenue	920	–
Total current liabilities	3,937	5,630

Other long term liabilities	69	206

Commitments and contingencies

Convertible preferred stock 122,669,696 authorized shares, $0.001 par value:
Series 1 convertible preferred stock: designated shares - 2,000,000:
Issued and outstanding shares - 2,000,000 at December 31, 2010 and 2009
(aggregate liquidation preference of $1,250,000 at December 31, 2010)	1,203	1,203
Series A convertible preferred stock: designated shares - 10,000,000:
Issued and outstanding shares - 10,000,000 at December 31, 2010 and 2009
(aggregate liquidation preference of $15,000,000 at December 31, 2010)	14,942	14,942
Series B convertible preferred stock: designated shares - 16,000,000:
Issued and outstanding shares - 15,197,996 at December 31, 2010 and 2009
(aggregate liquidation preference of $25,000,500 at December 31, 2010)	24,943	24,943
Series C convertible preferred stock: designated shares - 20,000,000:
Issued and outstanding shares - 20,000,000 at December 31,
2010 and 2009 (aggregate liquidation preference of
$40,000,000 at December 31, 2010)	39,950	39,950
Series D convertible preferred stock: designated shares - 75,471,700:
Issued and outstanding shares - 69,244,792 at December 31,
2010 and 2009 (aggregate liquidation preference of
$36,699,740 at December 31, 2010)	36,614	36,626

Stockholders' deficit:
Common stock 171,000,000 authorized shares, $0.001 par value:
Issued and outstanding shares - 3,275,394 at December 31, 2010 and 2,949,529 at December 31, 2009	3	3
Accumulated other comprehensive income (loss)	–	(2)
Additional paid-in-capital	1,196	873
Accumulated deficit	(115,163)	(92,318)
Total stockholders' deficit	(113,964)	(91,444)
Total liabilities, convertible preferred stock and stockholders' deficit	$7,694	$32,056

See accompanying notes.

SiBEAM, Inc.

Consolidated Statements of Operations
(In Thousands)

	Year Ended December 31
	2010	2009

Product Revenue	$2,350	$3,446
NRE, and licensing Revenue	341	–
Total Revenue	2,691	3,446

Cost of goods sold - product	5,342	6,622
Cost of goods sold - nre, licensing revenue	4	–
Total cost of goods sold	5,346	6,622

Gross profit	(2,655)	(3,176)

Operating expenses:
Research and development	13,786	20,320
Sales and marketing	3,986	3,871
General and administrative	2,616	2,914
Total operating expenses	20,388	27,105

Loss from operations	(23,043)	(30,281)

Interest and other income	158	597
Interest expense	(26)	(125)
Other income (expense)	111	(163)
Loss before income taxes	(22,800)	(29,972)
Provision for income taxes	(45)	(15)
Net loss	$(22,845)	$(29,987)

See accompanying notes.

SiBEAM, Inc.

Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit
(In Thousands, Except Share and per Share Amounts)

														Accumulated
	Convertible Preferred Stock												Additional	Other		Total
	Series 1		Series A		Series B		Series C		Series D		Common Stock		Paid-In	Comprehensive	Accumulated	Stockholder's
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Income (Loss)	Deficit	Deficit

Balances at December 31, 2008	2,000,000	$1,203	10,000,000	$14,942	15,197,996	$24,943	20,000,000	$39,950	–	$–	2,894,529	$3	$639	$31	$(62,331)	$(61,658)
Exercise of options to purchase common stock	–	–	–	–	–	–	–	–	–	–	55,000	–	12	–	–	12
Issuance of Series D convertible preferred stock at $0.53 per share, net of issuance costs of $74 in August, October, December 2009	–	–	–	–	–	–	–	–	69,244,792	36,626	–	–	–	–	–	–
Stock based compensation expense	–	–	–	–	–	–	–	–	–	–	–	–	222	–	–	222
Components of comprehensive income (loss):
Net unrealized loss on available-for-sale
securities	–	–	–	–	–	–	–	–	–	–	–	–	–	(33)	–	(33)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	–	(29,987)	(29,987)
Total comprehensive loss	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	(30,020)
Balances at December 31, 2009	2,000,000	1,203	10,000,000	14,942	15,197,996	24,943	20,000,000	39,950	69,244,792	$36,626	2,949,529	3	873	(2)	(92,318)	(91,444)
Exercise of options to purchase common stock	–	–	–	–	–	–	–	–	–	–	325,865	–	57	–	–	57
Series D convertible preferred stock issuance costs	–	–	–	–	–	–	–	–	–	(12)	–	–	–	–	–
Stock based compensation expense	–	–	–	–	–	–	–	–	–	–	–	–	266	–	–	266
Components of comprehensive income (loss):
Net unrealized gain on available-for-sale securities	–	–	–	–	–	–	–	–	–	–	–	–	–	2	–	2
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	–	(22,845)	(22,845)
Total comprehensive loss	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–	(22,843)
Balances at December 31, 2010	2,000,000	$1,203	10,000,000	$14,942	15,197,996	$24,943	20,000,000	$39,950	69,244,792	$36,614	3,275,394	$3	$1,196	$–	$(115,163)	$(113,964)

See accompanying notes.

SiBEAM, Inc.

Consolidated Statements of Cash Flows
(In Thousands)

	Year Ended December 31
	2010	2009

Operating activities
Net loss	$(22,845)	$(29,987)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	478	702
Amortization of debt issuance costs	50	101
Change in fair value of preferred stock warrant	(202)	(42)
Stock based compensation expense	266	222
Changes in operating assets and liabilities:
Accounts receivable	(147)	45
Inventories	(992)	449
Prepaid expenses	56	208
Other current assets	54	78
Other assets	(44)	(2)
Accounts payable	(360)	293
Accrued liabilities	(27)	(487)
Accrued compensation	(170)	196
Deferred income	460	462
Other long term liabilities	10	(1)
Net cash provided by (used in) operating activities	(23,413)	(27,763)

Investing activities
Purchase of property and equipment	(40)	(100)
Purchase of marketable securities	(8,330)	(8,694)
Proceeds from the maturities of marketable securities	11,164	3,741
Net cash provided by (used in) investing activities	2,794	(5,053)

Financing activities
Proceeds from the issuance of convertible preferred stock, net	–	36,626
Proceeds from the issuance of common stock, net	57	12
Payments on line of credit	(1,500)	(2,250)
Net cash provided by (used in) financing activities	(1,443)	34,388

Net increase (decrease) in cash and cash equivalents	(22,062)	1,572
Cash and cash equivalents at beginning of year	22,926	21,354
Cash and cash equivalents at end of year	$864	$22,926

Supplemental disclosures of cash flow information
Cash paid for interest	$26	$125
Cash paid for taxes	$24	$26

See accompanying notes.

SiBEAM, Inc.
Notes to Consolidated Financial Statements
December 31, 2010

1. Description of the Business and Summary of Significant Accounting Policies

Business

SiBEAM, Inc. (the Company or SiBEAM) is a leading provider of millimeter wave solutions and developer of high speed wireless communications platforms. The Company is engaged in driving the architecture and semiconductor implementation for the distribution and presentation of high definition multimedia and data in the consumer electronics, personal computing and mobile device markets. SiBEAM utilizes CMOS technology to build its 60 GHz chipsets. The Company’s semiconductor systems deliver lossless, uncompressed multi-gigabit wireless high definition video, audio and data. The Company began manufacturing these chipsets and generating revenues from the sale of these products in fiscal 2008.

In addition to developing millimeter wave solutions, the Company began licensing intellectual property through research and development agreements with other companies to incorporate WirelessHD technology in their designs.

The Company is headquartered in Sunnyvale, California, with engineering and sales offices in Japan, Korea, and California.

WirelessHD, LLC, a wholly owned subsidiary of SiBEAM, Inc., is the agent responsible for licensing the WiHD specification, promoting the WirelessHD standard and providing education on the benefits of WirelessHD to retailers and consumers.

SiBEAM, Inc. is a founding member of the WirelessHD special interest group and intends to support delivery of the first wireless high definition digital interface for A/V networks, the first of many applications for SiBEAM’s innovative technology.

Basis of Presentation and Principles of Consolidation

The consolidated financial statements include the results of operations of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The Company’s functional currency is the U.S. dollar.

SiBEAM, Inc.
Notes to Consolidated Financial Statements (continued)
December 31, 2010

1. Description of the Business and Summary of Significant Accounting Policies (continued)

Basis of Presentation

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Since inception, the Company has incurred cumulative net operating losses of approximately $115,163,000. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management expects to incur continuing operating losses and negative cash flows from operations through December 31, 2011 and recognizes the need for a future infusion of cash. As noted in Note 14 to these financial statements, the Company has agreed to be sold to Silicon Image Inc. However, if the Company is unable to complete this transaction, other more substantial restructuring options may be necessary, which would have a material adverse effect on the Company’s business, results of operations, and prospects. The financial statements do not include any adjustments to reflect possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Subsequent Events

The Company considers events or transactions that occur after the balance sheet date but before the consolidated financial statements are issued to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. Subsequent events have been evaluated through April 28, 2011, the date these consolidated financial statements were available to be issued.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Cash Equivalents and Marketable Securities

The Company considers cash equivalents to be highly liquid investments with original maturities of less than three months. The Company’s cash equivalents consist of money market funds and commercial paper. As of December 31, 2010 and 2009, cash equivalents are recorded at cost, which approximates fair value.

SiBEAM, Inc.
Notes to Consolidated Financial Statements (continued)
December 31, 2010

1. Description of the Business and Summary of Significant Accounting Policies (continued)

Investments with original maturities over 90 days and remaining maturities less than one year are considered marketable securities. The Company’s marketable securities consist primarily of commercial paper and U.S. government agency notes. As of December 31, 2010, all of the Company’s marketable securities were considered available for sale and reported at fair value. Unrealized gains and losses on available-for-sale securities are included as a separate component of stockholders’ deficit until disposition. As of December 31, 2010 and 2009, there were no realized gains, losses and declines in value judged to be other than temporary on available-for-sale securities.

Certain Significant Risks and Uncertainties

SiBEAM operates in a highly competitive market and competition will continue to intensify in the future. There are a number of risks and uncertainties, which are beyond the Company’s control and could have a material adverse effect on the Company’s business, consolidated operating results, and financial condition. These risks include, but are not limited to, variability and uncertainty of revenues and operating results, the emerging nature of SiBEAM’s market, its reliance on third parties to manufacture, assemble, and distribute its products, customer concentration, technological changes and new product development risks, competition, intellectual property and related risks, management of growth, and dependence on key personnel.

The development of the Company’s products is highly complex and the Company’s future success is highly dependent on broad consumer market awareness and acceptance of the WirelesHD standards and technologies.

Concentrations of Credit Risk

Three customers accounted for more than 10% of the Company’s gross accounts receivable balance as of December 31, 2010, as compared to two customers as of December 31, 2009. The cumulative total of these customer balances comprised 85% of gross accounts receivable balance at December 31, 2010, as compared to 79% of gross accounts receivable balance at December 31, 2009.

Revenues in fiscal 2010 were derived primarily from distributors and from non-recurring engineering arrangements. The Company’s revenues are derived primarily from Asia Pacific. Two customers accounted for more than 10% of total revenues in 2010 as compared to three customers in 2009.

SiBEAM, Inc.
Notes to Consolidated Financial Statements (continued)
December 31, 2010

1. Description of the Business and Summary of Significant Accounting Policies (continued)

Concentration of Suppliers

The Company outsources all of its manufacturing activities to third-party vendors. Wafer fabrication and assembly of parts are primarily performed in Asia and the final tests of the parts are completed in the U.S. The Company’s reliance on a limited number of suppliers presents risks from reduced control of the Company’s production capacity, manufacturing costs, and supply of its products available for sale. Additionally, a disruption in the manufacturing process resulting from a natural disaster or other unforeseen event could have a material adverse effect on the Company’s financial position and results of operations.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Property and equipment are depreciated on a straight-line basis over their estimated useful lives of three to five years. Leasehold improvements are depreciated using the straight-line method over the shorter of the useful lives of the assets or the terms of the leases. All repairs and maintenance costs are expensed as incurred.

Research and Development

Research and development costs consist primarily of compensation and related costs for personnel, software tools, maintenance, and equipment rentals used to design and test our products, patent filings, tape-out cost, and equipment depreciation. All research and development costs are expensed as incurred.

Software Development Costs

Software development costs incurred in the research and development of new products and enhancements to existing products are charged to expense as incurred. Software development costs are capitalized after technological feasibility has been established. The period between technological feasibility, which the Company defines as the establishment of a working model, until the general availability of such software to customers has been short, and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs since its inception.

SiBEAM, Inc.
Notes to Consolidated Financial Statements (continued)
December 31, 2010

1. Description of the Business and Summary of Significant Accounting Policies (continued)

Income Taxes

The Company uses the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that are expected to be in effect when the differences are expected to reverse.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Effective January 1, 2009, the Company adopted Accounting Standards Codification (ASC) 740, Income Taxes. ASC 740 prescribes a recognition threshold and attribute for the financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in our income tax return, and also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

The Company files income tax returns in the U.S., California, and Japan, its major jurisdictions. The Company’s tax years for 2004 and forward are subject to examination by the U.S. federal tax authorities and California tax authorities. These years are open due to net operating losses and tax credit carryover unutilized from such years. The Company’s tax years for 2008 and forward are subject to examination by major foreign taxing jurisdiction including Japan and Korea in which the Company is subject to tax.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of December 31, 2009 and December 31, 2010, the Company recognized $0 and $2,357, respectively, of accrued interest and penalties associated with unrealized tax benefits in the balance sheet and statement of operations. There are no tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within 12 months of the reporting date.

Other Comprehensive Income (Loss)

Accumulated other comprehensive income (loss) includes unrealized gains or losses on marketable securities. This information is provided in the Company’s consolidated statements of convertible preferred stock and stockholders’ deficit. Accumulated other comprehensive loss on the consolidated balance sheet at December 31, 2009, represents unrecognized loss on marketable securities.

SiBEAM, Inc.
Notes to Consolidated Financial Statements (continued)
December 31, 2010

1. Description of the Business and Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company derives its revenues principally from sales of its products, from license fees paid by WiHD adopters having interest in gaining access to the WiHD standards, and from internally developed intellectual property (IP) through its research and development arrangements.

Revenues related to product sales are generally recognized when the products have been shipped and risk of loss has passed to the customer, collection of the resulting receivable is reasonably assured, persuasive evidence of an arrangement exists, and the price is fixed or determinable. In addition, the Company records reductions to revenue for estimated product returns and pricing adjustments. Additional reductions to revenue would result if actual product returns exceed estimates or if the Company settles any claims brought by our customers that are in excess of our standard warranty terms for cash payments.

The Company’s sales are made through distributors and OEMs (original equipment manufacturers). The Company’s sales made to distributors are under agreements allowing certain rights of return and price protection related to the final selling price to the end customers. Accordingly, the Company defers revenue and cost of revenue on such sales until the distributors sell the product to the end customer.

Revenues from the membership fees paid by WiHD adopters are generally recognized over a 12-month period upon acceptance and delivery of the WiHD standard specification.

Revenues derived from research and development arrangements are recognized based on the milestone method. These arrangements may have more than one milestone. A milestone must be considered substantive in its entirety in order for revenue to be recognized, and this assessment is performed at the inception of the arrangement. Each milestone is evaluated separately but cannot be separated between substantive and non-substantive components. Each milestone must possess the following criteria to be considered substantive in nature: (1) be commensurate with the Company’s performance to achieve the milestone, (2) relate solely to past performance, (3) be reasonable relative to all deliverables and payment terms in the arrangement. If a portion of the milestone consideration is refundable or subject to adjustment based on future performance (i.e., penalty for late deliveries), the consideration does not relate solely to past performance, and the milestone is not substantive. Revenue is recognized upon delivery, acceptance, and achievement of each milestone.

SiBEAM, Inc.
Notes to Consolidated Financial Statements (continued)
December 31, 2010

1. Description of the Business and Summary of Significant Accounting Policies (continued)

Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out method, which approximates actual costs. The Company performs detailed reviews of the net realizable value of inventories, both on hand and those that the Company is committed to purchase, with consideration given to deterioration, obsolescence, and other factors.

The lower of cost or market adjustments reduces the carrying value of the related inventory and takes into consideration reductions in sales prices, excess inventory levels and obsolete inventory. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required that may adversely affect the Company’s operating results. If actual market conditions are more favorable, the Company might have higher gross margins when products are sold.

Stock-Based Compensation

Stock-based compensation expense included in the consolidated statements of operations consists of the values of stock, options, and warrants to purchase stock issued to employees and nonemployees.

The Company accounts for stock-based compensation using a fair value-based method for all costs related to share-based payments. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the employee’s requisite service periods (generally the vesting periods), which the Company has elected to amortize on a straight-line basis. Because stock compensation expense is based on awards ultimately expected to vest, it has been reduced by an estimate for future forfeitures. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The Company makes a number of estimates and assumptions including the forfeiture rate, expected life, and volatility. Management utilized its historical data as an estimate of the expected forfeiture rate and recognized compensation costs only for those equity awards expected to vest. The effect of adjusting the forfeiture rate for all expense amortization is recognized in the period the forfeiture estimate is changed. In valuing share-based awards, significant judgment is required in determining the expected term individuals will hold their share-based awards prior to exercising them. The expected term of options granted represents the

SiBEAM, Inc.
Notes to Consolidated Financial Statements (continued)
December 31, 2010

1. Description of the Business and Summary of Significant Accounting Policies (continued)

period of time that options granted are expected to be outstanding. In December 2007, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 110, Share-Based Payment, announcing that the staff will accept the use of the simplified method to determine the options’ expected term in certain instances, including where a company has a lack of sufficient historic data of exercise behavior. As SiBEAM’s options are considered “plain vanilla” and no awards have been issued with a market condition, the Company has elected to use this simplified method, because it has limited historical exercise data or alternative information to reasonably estimate an expected term assumption. Expected volatility of the stock is based on the Company’s peer group in the industry in which it conducts business because it does not have sufficient historical volatility data for its own stock. During fiscal 2010, the fair value of the Company’s equity-based awards issued to employees was estimated assuming no expected dividends, an expected life of 6.25 years, a 54.9% volatility, a weighted-average, risk-free interest rate of 2.49%, and an estimated annual forfeiture rate of 10.0% at the time of grant.

During fiscal 2009, the fair value of the Company’s equity-based awards issued to employees was estimated assuming no expected dividends, an expected life of 6.25 years, a 54.9% volatility, a weighted-average, risk-free interest rate of 2.21%, and an estimated annual forfeiture rate of 10.0% at the time of grant.

The Company accounts for stock-based compensation arrangements with nonemployees using a fair-value approach. For stock options granted to nonemployees, the fair value of the stock options is estimated using the Black-Scholes valuation model. This model utilizes the estimated fair value of common stock and requires that, at the date of grant, assumptions are made with respect to the remaining contractual term of the option, the volatility of the fair value of its common stock, the risk-free interest rates and the expected dividend yields of its common stock. The measurement of nonemployee stock-based compensation is subject to periodic adjustment as the underlying equity instruments vest.

Employee stock-based compensation expense for the years ended December 31, 2010 and 2009, was $252,000 and $229,000, respectively. Non-employee stock-based compensation expense for the years ended December 31, 2010 and 2009, was $14,000 and $(7,000), respectively.

SiBEAM, Inc.
Notes to Consolidated Financial Statements (continued)
December 31, 2010

2. Fair Value Measurements

The fair value measurements and disclosures guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

Fair Value Hierarchy

Fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The standard describes a fair value hierarchy based on three levels of inputs that may be used to measure fair value. The inputs for the first two levels are considered observable and the last is unobservable and include the following:

Level 1 – Valuations based on unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 – Valuations based on quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 – Valuations based on prices or valuation techniques that require inputs that are both significant to the fair value measurement and are unobservable.

SiBEAM, Inc.
Notes to Consolidated Financial Statements (continued)
December 31, 2010

2. Fair Value Measurements (continued)

Asset and Liabilities Measured at Fair Value on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis as of December 31, 2010, are as follows:

	Fair Value Measurement Using		Total
	Level 1	Level 3	Balance
	(In Thousands)
Assets
Money market funds	$219	$–	$219
Government agency securities	3,835	–	3,835
Commercial paper	770	–	770
Total assets measured at fair value	$4,824	$–	$4,824

Liabilities
Warrant liability	$–	$–	$–

The Company’s financial liabilities measured using significant unobservable inputs (Level 3) consist of warrant liabilities.

Assets and liabilities measured at fair value on a recurring basis are presented on the Company’s consolidated balance sheet as of December 31, 2010, as follows:

	Fair Value Measurement Using		Total
	Level 1	Level 3	Balance
	(In Thousands)
Assets
Cash and cash equivalents	$219	$–	$219
Marketable securities	4,605	–	4,605
Total assets measured at fair value	$4,824	$–	$4,824

Liabilities
Warrant liability	$–	$–	$–

SiBEAM, Inc.
Notes to Consolidated Financial Statements (continued)
December 31, 2010

2. Fair Value Measurements (continued)

The table below presents a reconciliation for all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for 2010:

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Warrant Liability
(In Thousands)
Balance as of December 31, 2009	$(202)
Included in earnings	202
Balance as of December 31, 2010	$–

As of December 31, 2010 and 2009, the Company did not have any financial assets or financial liabilities measured at fair value on a nonrecurring basis.

Assets and liabilities measured at fair value on a recurring basis as of December 31, 2009, are as follows:

	Fair Value Measurement Using		Total
	Level 1	Level 3	Balance
	(In Thousands)
Assets
Money market funds	$2,925	$–	$2,925
Government agency securities	5,399	–	5,399
Commercial paper	2,500	–	2,500
Total assets measured at fair value	$10,824	$–	$10,824

Liabilities
Warrant liability	$–	$202	$202

SiBEAM, Inc.
Notes to Consolidated Financial Statements (continued)
December 31, 2010

2. Fair Value Measurements (continued)

Assets and liabilities measured at fair value on a recurring basis are presented on the Company’s consolidated balance sheet as of December 31, 2009, as follows:

	Fair Value Measurement Using		Total
	Level 1	Level 3	Balance
	(In Thousands)
Assets
Cash and cash equivalents	$3,425	$–	$3,425
Marketable securities	7,399	–	7,399
Total assets measured at fair value	$10,824	$–	$10,824

Liabilities
Warrant liability	$–	$202	$202

The table below presents a reconciliation for all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for 2009:

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Warrant Liability
(In Thousands)
Balance as of December 31, 2008	$(244)
Included in earnings	42
Balance as of December 31, 2009	$(202)

SiBEAM, Inc.
Notes to Consolidated Financial Statements (continued)
December 31, 2010

3. Cash, Cash Equivalents and Marketable Securities

The following is a summary of cash, cash equivalents, and marketable securities as of December 31, 2010:

	Amortized	Gross Unrealized
	Cost	Gains	(Losses)	Fair Value
	(In Thousands)
Cash and cash equivalents:
Money market funds	$219	$–	$–	$219
Bank deposits	645	–	–	645
Total	$864	$–	$–	$864

Marketable securities:
Government agency securities	$3,835	$–	$–	$3,835
Commercial paper	770	–	–	770
Total	$4,605	$–	$–	$4,605

The following is a summary of cash, cash equivalents, and marketable securities as of December 31, 2009:

	Amortized	Gross Unrealized
	Cost	Gains	(Losses)	Fair Value
	(In Thousands)
Cash and cash equivalents:
Money market funds	$2,925	$–	$–	$2,925
Commercial paper	500	–	–	500
Bank deposits	19,501	–	–	19,501
Total	$22,926	$–	$–	$22,926

Marketable securities:
Government agency securities	$5,402	$–	$(2)	$5,400
Commercial paper	1,999	–	–	1,999
Total	$7,401	$–	$(2)	$7,399

All of the Company’s securities have contractual maturities of less than one year.

SiBEAM, Inc.
Notes to Consolidated Financial Statements (continued)
December 31, 2010

3. Cash, Cash Equivalents and Marketable Securities (continued)

There were no realized gains or losses from available-for-sale securities for the years ended December 31, 2010 and 2009.

The Company reviews its investments to identify and evaluate investments that have indications of possible impairment. Factors considered in determining whether a loss is other than temporary include the length of time and extent to which fair value has been less than the cost basis, the financial condition and near-term prospects of the investee, and the Company’s intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery in market value. All of the Company’s fixed-income securities as of December 31, 2010, were rated investment grade or better.

There were no net unrealized holding loss on available-for-sale investments that were included in accumulated other comprehensive gain in the consolidated balance sheet as of December 31, 2010. No available-for-sale securities held as of December 31, 2010 or 2009, have been in a continuous unrealized loss position for more than 12 months.

4. Related-Party Transactions

The Company is a member of a Consortium involved in the development of wireless HD standards. The Company acts as an agent for the Consortium and as such, membership fees are paid to the Company and the Company is responsible for making disbursements for Consortium expenses. There were no undispersed funds classified as restricted cash on the consolidated balance sheet as of December 31, 2010. There were $145,000 of undispersed funds classified as restricted cash on the consolidated balance sheet as of December 31, 2009.

In fiscal 2010, the Company received $135,000 from the Consortium as reimbursement for expenses the Company incurred in prior years on behalf of the Consortium. This Consortium reimbursement was recognized as income in the consolidated statements of operations under “Interest and other income.”

SiBEAM, Inc.
Notes to Consolidated Financial Statements (continued)
December 31, 2010

5. Inventories

Inventories consisted of the following:

	December 31
	2010	2009
	(In Thousands)

Raw material	$514	$102
Work-in-process	38	–
Finished goods	670	128
Total inventory	$1,222	$230

The Company had purchase order commitments for inventory in the amount of $511,000 as of December 31, 2010.

6. Property and Equipment

Property and equipment consist of the following:

	December 31
	2010	2009
	(In Thousands)

Lab equipment	$1,612	$1,593
Computer equipment and software	1,196	1,188
Furniture and fixtures	113	104
Leasehold improvements	139	135
	3,060	3,020
Less: accumulated depreciation and amortization	(2,700)	(2,226)
	$360	$794

Depreciation expense for the years ended December 31, 2010 and 2009, was $478,000 and $655,000, respectively.

SiBEAM, Inc.
Notes to Consolidated Financial Statements (continued)
December 31, 2010

7. Convertible Preferred Stock

At December 31, 2010, the Company was authorized to issue 122,669,696 shares of convertible preferred stock (par value $0.001 per share), of which 2,000,000 shares are designated Series 1 voting convertible preferred stock (Series 1), 10,000,000 are designated Series A voting convertible preferred stock (Series A), 15,197,996 are designated Series B convertible preferred stock (Series B), 20,000,000 are designated Series C convertible preferred stock (Series C) and 75,471,700 are designated Series D convertible preferred stock (Series D).

Series 1, Series A, Series B, Series C, and Series D shares are convertible into common stock on a one-for-one basis, subject to adjustment for anti-dilution and other factors. All convertible preferred stock will automatically convert into common stock concurrent with the closing of an underwritten public offering of common stock under the Securities Act of 1933, as amended, in which the Company receives at least $20.0 million in gross proceeds and the price per share is at least $1.19, as adjusted for recapitalizations.

Holders of convertible preferred stock are entitled to one vote for each share of common stock into which their shares can be converted.

The holders of each share of Series 1, Series A, Series B, Series C, and Series D are entitled to noncumulative dividends, as and if declared by the Board of Directors (the Board), at annual rates equal to $0.05, $0.12, $0.1333, $0.16, and $0.04 per share, respectively, on a pro rata, pari passu basis in proportion to the dividend rate for each series of preferred stock, in preference to the declaration or payment of any dividend on common stock. No dividends have been declared through December 31, 2010.

In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of Series 1, Series A, Series B, Series C, and Series D are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, $0.625, $1.50, $1.6667, $2.00, and $0.53 per share, respectively, plus all declared and unpaid dividends. If, upon the occurrence of such an event, the proceeds thus distributed among the holders of the preferred stock are insufficient to permit the payment to such holders of the full preferential amounts, then the entire amount legally available for distribution shall be distributed among the holders of the preferred stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive had such proceeds been available.

SiBEAM, Inc.
Notes to Consolidated Financial Statements (continued)
December 31, 2010

7. Convertible Preferred Stock (continued)

After payment of the Series 1, Series A, Series B, Series C, and Series D liquidation preference, the holders of common stock are entitled to receive all the remaining proceeds available for distribution to stockholders pro rata based on the number of shares of common stock held by each, with the shares of preferred stock being treated for this purpose as if they had been converted to shares of common stock at the then-applicable conversion rate. The aggregate distributions with respect to any share of preferred stock shall not exceed an amount equal to five times the applicable liquidation preference for that share of preferred stock plus any declared but unpaid dividends.

A merger or consolidation of the Company into another entity in which the stockholders of the Company own less than 50% of the voting stock of the surviving company, or the sale, transfer, or lease of substantially all assets of the Company, will be deemed a liquidation, dissolution, or winding up of the Company. This liquidation characteristic requires classification of the convertible preferred stock outside the equity section of the accompanying consolidated balance sheets.

Convertible Preferred Stock Warrants

On September 14, 2007, the Company issued warrants for the purchase of 125,997 shares of Series B at $1.6667 per share, as discussed in Note 11. On November 15, 2007, the Company issued additional warrants for the purchase of 71,999 shares of Series B at $1.6667 per share upon execution of the initial advance under the agreement, as discussed in Note 11. The Company has classified the fair value of the warrants, estimated using a Black-Scholes valuation model, as a liability, in accordance with FSP 150-5, and is being amortized over the term of the agreement. As of December 31, 2010, the fair value of the Company’s warrants was estimated assuming no expected dividends, a remaining contractual life of 6.75 years, volatility rate of 54.8%, and a weighted-average, risk-free interest rate of 3.30%. As of December 31, 2009, the fair value of the Company’s warrants was estimated assuming no expected dividends, an expected life of 7.75 years, volatility rate of 54.8%, and a weighted-average, risk-free interest rate of 3.39%. The Company recorded other income of approximately $202,000 and $42,000 to reflect the decrease in the fair value of the warrants during the years ended December 31, 2010 and 2009, respectively.

SiBEAM, Inc.
Notes to Consolidated Financial Statements (continued)
December 31, 2010

8. Stockholders’ Deficit

2004 Stock Plan

In December 2004, the Board approved and the Company adopted the 2004 Stock Plan (the 2004 Plan). Stock options granted under the 2004 Plan may be either incentive stock options (ISOs) or nonstatutory options (NSOs). ISOs may be granted to employees with exercise prices not less than the fair value of the common stock on the grant date as determined by the Board, and NSOs may be granted to employees, directors, or consultants at exercise prices not less than 85% of the fair value of the common stock on the grant date as determined by the Board. If, at the time the Company grants an option, the optionee directly or by attribution owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price shall be at least 110% of the fair value of the common stock on the grant date as determined by the Board. Options may be granted with vesting terms as determined by the Board.

Options expire no more than 10 years after the date of grant or earlier if employment is terminated. The Company generally settles employee stock option exercises with newly issued common shares.

A summary of activity under the 2004 Plan and related information are as follows:

		Options/Stock Awards Outstanding
	Shares Available	Number of Shares	Weighted-Average Exercise Price

Balances as of December 31, 2008	7,497,893	11,107,578	$0.20
Authorized	14,259,775	–
Options granted	(1,372,000)	1,372,000	$0.08
Options exercised	–	(55,000)	$0.23
Options canceled	354,500	(354,500)	$0.28
Balances as of December 31, 2009	20,740,168	12,070,078	$0.21
Options granted	(13,848,825)	13,848,825	$0.08
Options exercised	–	(325,865)	$0.17
Options canceled	2,591,008	(2,591,008)	$0.16
Balances as of December 31, 2010	9,482,351	23,002,030	$0.12

SiBEAM, Inc.
Notes to Consolidated Financial Statements (continued)
December 31, 2010

8. Stockholders’ Deficit (continued)

The weighted-average fair value of the Company’s stock options granted in the years ended December 31, 2010 and 2009, under SiBEAM option plans was $0.044 and $0.043 per share, respectively.

Additional information related to the status of options as of December 31, 2010, is as follows:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
	(In Thousands)

Outstanding	23,002,030	$0.12	7.75	$–
Vested and expected to vest	20,701,827	$0.12	6.32	$–
Exercisable	22,129,271	$0.12	7.73	$–

The following table summarizes stock option award activities and related information for the period presented:

	Number of Shares	Weighted-Average Grant Date Fair Value
Stock options:
Unvested as of December 31, 2008	5,472,930	$0.12
Granted	1,372,000	$0.04
Cancelled	(354,500)	$0.25
Vested	(2,354,952)	$0.20
Unvested as of December 31, 2009	4,135,478	$0.10
Granted	13,848,825	$0.04
Cancelled	(2,591,007)	$0.16
Vested	(3,829,383)	$0.13
Unvested as of December 31, 2010	11,563,913	$0.05

SiBEAM, Inc.
Notes to Consolidated Financial Statements (continued)
December 31, 2010

8. Stockholders’ Deficit (continued)

The weighted-average remaining contractual life of options outstanding at December 31, 2010 and 2009, was 7.7 years and 6.9 years, respectively. The 2004 Plan allows for the early exercise, subject to repurchase, of all outstanding stock options. Vested options totaled 11,438,117 and 8,784,212 at December 31, 2010 and 2009, respectively, and had a weighted-average exercise price of $0.24 and $0.18 per share, respectively.

As of December 31, 2010, there was $482,218 of total unrecognized compensation cost related to non-vested employee stock options granted and outstanding. That cost is expected to be recognized through fiscal year 2014.

At December 31, 2010 and 2009, there were no shares of common stock issued under the 2004 Plan that were subject to repurchase rights due to the early exercise of stock options.

The following table summarizes information about stock options outstanding and exercisable at December 31, 2010:

	Options Outstanding
Range of Exercise Price	Number of Shares	Weighted- Average Remaining Contractual Life (Years)	Weighted- Average Exercise Price

$0.07	67,807	4.21	$0.07
$0.15	4,270,782	4.69	$0.15
$0.20	3,507,089	5.95	$0.20
$0.22	323,400	6.60	$0.22
$0.37	843,958	7.17	$0.37
$0.08	13,988,994	9.21	$0.08
	23,002,030

SiBEAM, Inc.
Notes to Consolidated Financial Statements (continued)
December 31, 2010

8. Stockholders’ Deficit (continued)

Nonemployee Options and Stock Purchase Rights

As of December 31, 2010, the Company had granted options and stock purchase rights to nonemployees to purchase approximately 1,034,614 shares of common stock at exercise prices ranging from $0.08 to $0.37 per share. These shares are included in the outstanding options table above. The options and stock purchase rights were granted in exchange for consulting and other services rendered and vest over terms ranging from immediately to four years. The options and stock purchase rights issued to nonemployees have been and will be marked to market using the estimated fair value at the end of each accounting period. The Company recorded $14,000 and $6,800 of compensation expense related to the issuance of options and stock purchase rights to nonemployees for the years ended December 31, 2010 and 2009, respectively. During fiscal 2010, the fair value of the Company’s equity-based awards issued to nonemployees was estimated assuming no expected dividends, a remaining contractual life of 4.4 years, a 54.9% volatility, and a weighted-average, risk-free interest rate of 1.93%. During fiscal 2009, the fair value of the Company’s equity-based awards issued to nonemployees was estimated assuming no expected dividends, an expected life of 5.4 years, a 54.9% volatility, and a weighted-average, risk-free interest rate of 2.34%.

Shares Reserved for Future Issuance

The Company has reserved shares of common stock for future issuances as follows as of December 31, 2010:

Conversion of outstanding Series 1	2,000,000
Conversion of outstanding Series A	10,000,000
Conversion of outstanding Series B, including warrants	15,197,996
Conversion of outstanding Series C	20,000,000
Conversion of outstanding Series D	69,244,792
Outstanding stock options	23,002,030
Stock options available for grant	9,482,351
148,927,169

SiBEAM, Inc.
Notes to Consolidated Financial Statements (continued)
December 31, 2010

9. Leasing Agreements

The Company leases its primary facility under a non-cancellable operating lease that expired in September 2010. The terms of the facility leases provided for rental payments on a graduated scale. Rent under the agreement was expensed to operations on a straight-line basis over the term of the lease.

On March 28, 2008, the Company leased another facility under an operating lease that expired in September 2010. The terms of the facility leases provided for rental payments on a graduated scale. Rent under the agreement was expensed to operations on a straight-line basis over the term of the lease.

On July 12, 2010, the Company renewed its facilities for two years commencing on September 16, 2010, and expiring on September 15, 2012. Rent under the agreement is expensed to operations on a straight-line basis over the terms of the lease. The rent expense for this lease is $27,596 per month.

For the years ended December 31, 2010 and 2009, rent expense was $413,000 and $481,000, respectively.

As of December 31, 2010, future minimum lease payments under all non-cancellable operating lease agreements were as follows:

Operating Leases
(In Thousands)
Year ending December 31:
2011	$375
2012	289
Total minimum lease payments	$664

SiBEAM, Inc.
Notes to Consolidated Financial Statements (continued)
December 31, 2010

10. Income Taxes

The components of the provision for income taxes are as follows:

	Year Ended December 31
	2010	2009
	(In Thousands)
Current:
Federal	$(8)	$–
State	1	1
Foreign	52	14
Total	45	15

Deferred:
Federal	–	–
State	–	–
Foreign	–	–
Total	–	–
Total provision for income taxes	$45	$15

Deferred tax assets (liabilities) consist of the following:

	Year Ended December 31
	2010	2009
	(In Thousands)
Deferred tax assets:
Depreciation and amortization	$22	$20
Reserves and other	3	1
Credits	5	4
Net operating losses	20	15
Gross deferred tax asset	50	40

Valuation allowance	(50)	(40)
Net deferred tax assets	$–	$–

SiBEAM, Inc.
Notes to Consolidated Financial Statements (continued)
December 31, 2010

10. Income Taxes (continued)

Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable for the year ended December 31, 2010. Accordingly, management has applied a full valuation allowance against its net deferred tax assets at December 31, 2010. The net changes in the total valuation allowance for the years ended December 31, 2010 and 2009, were approximately $9.7 million and $12.8 million, respectively.

At December 31, 2010, the Company had approximately $51.0 million of federal and $48.6 million of state net operating loss carryforwards available to reduce future taxable income, which will begin to expire in 2024 for federal purposes and 2014 for state purposes.

The Company has research credit carryforwards of approximately $3.1 million and $3.2 million for federal and state income tax purposes, respectively. If not utilized, the federal carryforward will expire in various amounts beginning in 2025. The California credit can be carried forward indefinitely.

Internal Revenue Code Section 382 places a limitation (the Section 382 Limitation) on the amount of taxable income that can be offset by net operating loss (NOL) carryforwards after a change in control (generally greater than 50% change in ownership) of a loss corporation. California has similar rules. The Company’s capitalization described herein may have resulted in such a change. Generally, after a control change, a loss corporation cannot deduct NOL carryforwards in excess of the Section 382 Limitation.

The Internal Revenue Code limits the use of net operating loss and tax credit carryforwards in certain situations where changes occur in the stock ownership of a company. In the event the Company has a change in ownership, utilization of the carryforwards could be restricted.

11. Line of Credit

On September 14, 2007, the Company entered into a loan and security agreement with Comerica Bank (Comerica), which provides up to $6,000,000 to be used for general business purposes. The agreement includes a blanket lien on 100% of the Company’s assets, excluding intellectual property, as well as a negative pledge on the Company’s intellectual property by which the Company may not pledge its intellectual property to another entity without Comerica’s approval

SiBEAM, Inc.
Notes to Consolidated Financial Statements (continued)
December 31, 2010

11. Line of Credit (continued)

or consent. The agreement allows for advances to be made quarterly over a 12-month period, principal to be repaid in equal installments in terms ranging from 24 to 33 months following the month of any advance. The loan and security agreement was closed and fully paid as of August 31, 2010.

In connection with the loan and security agreement entered into on September 14, 2007, the Company issued a warrant for the purchase of 125,997 shares of Series B at $1.6667 per share. The warrant is outstanding at December 31, 2010, and will expire on September 14, 2017. Upon the Company’s execution of the initial advance under the agreement in 2007, the warrant was automatically amended to purchase an additional 71,999 shares of Series B for a total of 197,996 shares of Series B. All other terms and conditions remain unchanged upon the execution of this initial advance.

12. Revolving Line of Credit

On September 27, 2010, the Company entered into a working capital financing agreement with Silicon Valley Bank. This agreement provides up to $5.0 million revolving line of credit with a purchase order financing sublimit for general working capital. Up to $5.0 million (net) shall be available based on eligible accounts receivable with advances made against, and repayment applied to, individual invoices. The Company can borrow up to 80% of eligible accounts receivable including billed and fulfilled accounts receivable in which related invoices are less than 90 days from invoice date. Up to $1.5 million (net) may also be available as a purchase order sublimit provided the Company’s unrestricted cash balance maintained at Silicon Valley Bank is, at all times, greater than or equal to $7.5 million.

The agreement includes a continuing security interest in the Company’s assets excluding intellectual property, as well as a negative pledge on the Company’s intellectual property by which the Company may not pledge its intellectual property to another entity without Silicon Valley Bank’s approval or consent and interest to be calculated and paid monthly on any outstanding balance. Interest is calculated at 1.25% above the prime rate. The agreement matures on September 14, 2011.

As of December 31, 2010, the Company has not submitted any eligible accounts receivable invoices to Silicon Valley Bank for borrowing considerations.

13. 401(K) Plan

The Company sponsors a 401(k) Savings Plan (the Plan) for all U.S. employees who meet certain eligibility requirements. The Plan allows participants to contribute, on a pre-tax basis, an amount not to exceed a maximum contribution amount pursuant to Section 401(k) of the Internal Revenue Code. The Company is not required to contribute, nor has it contributed, to the savings plan for any of the periods presented.

14. Subsequent Event

On April 14, 2011, the Company signed a definitive agreement to be acquired by Silicon Image Inc. The proposed transaction valued at $25.5 million is expected to close during the second quarter of 2011.